POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints HENRY J. HERRMANN, DANIEL C. SCHULTE and KRISTEN A. RICHARDS, and each of them individually, his/her true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable Waddell & Reed Advisors Funds, Inc., on behalf of its Bond Fund, and Waddell & Reed Advisors Fixed Income Funds, Inc., on behalf of its Limited-Term Bond Fund, to comply with the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration of shares under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of such director in his/her behalf to the Registration Statement as filed on Form N-14 and on behalf of Bond Fund, a series of Waddell & Reed Advisors Funds, Inc. and Limited-Term Bond Fund, a series of Waddell & Reed Advisors Fixed Income Funds, Inc., and to any amendment or supplement to the Registration Statement, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date: February 28, 2007

/s/David P. Gardner	Chairman and Director
David P. Gardner

/s/Henry J. Herrmann	Director
Henry J. Herrmann

/s/James M. Concannon	Director
James M. Concannon

/s/John A. Dillingham	Director
John A. Dillingham

/s/Linda K. Graves	Director
Linda K. Graves

/s/Joseph Harroz, Jr.	Director
Joseph Harroz, Jr.

/s/John F. Hayes	Director
John F. Hayes

/s/Robert L. Hechler	Director
Robert L. Hechler

/s/Glendon E. Johnson	Director
Glendon E. Johnson

/s/Frank J. Ross, Jr.	Director
Frank J. Ross, Jr.

/s/Eleanor B. Schwartz	Director
Eleanor B. Schwartz

Attest:

/s/Kristen A. Richards
Kristen A. Richards
Assistant Secretary